SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                                                            October 23, 2001
        Date of Report (Date of earliest event reported):  (October 17, 2001)


                 RIGHTCHOICE MANAGED CARE, INC.
     (Exact Name of Registrant as Specified in Its Charter)


                            DELAWARE
         (State or Other Jurisdiction of Incorporation)


         001-15907                         43-0303080
    (Commission File Number)(I.R.S. Employer Identification No.)


  1831 Chestnut Street, St. Louis, Missouri         63103-2275
     (Address of principal executive offices)       (Zip Code)

                          314-923-4444
      (Registrant's telephone number, including area code)

                         Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)




Item 5.   Other Events.

     On October 17, 2001, RightCHOICE Managed Care, Inc. entered into a merger agreement with WellPoint Health Networks Inc. and RWP Acquisition Corp., a wholly-owned subsidiary of WellPoint. Under the merger agreement, RightCHOICE will merge into RWP Acquisition Corp. with RWP Acquisition Corp. surviving as a wholly-owned subsidiary of WellPoint under the name RightCHOICE Managed Care, Inc. The consideration to be received by the stockholders of RightCHOICE in the merger for each of their shares of RightCHOICE common stock will be either (i) WellPoint common stock at a fixed exchange ratio of 0.6161 of a share of WellPoint common stock or (ii) at the election of the RightCHOICE stockholder, $66.00 cash. RightCHOICE stockholders will be able to elect to receive cash for any or all shares of RightCHOICE common stock held by such holder, subject to a prorationing mechanism which will maintain the overall mix of the total consideration to be paid in the merger at 30 percent cash and 70 percent WellPoint common stock. In addition, WellPoint will assume all options to purchase common stock of RightCHOICE outstanding under RightCHOICE's existing stock option plans, each option that is unvested at the effective time of the merger will become vested and exercisable at the effective time of the merger, and all options will become exercisable for shares of WellPoint common stock rather than shares of RightCHOICE common stock, in a number and at an exercise price adjusted to reflect the exchange ratio in the merger.

     Consummation of the merger is subject to approval of the stockholders of RightCHOICE, receipt of approvals under applicable insurance and anti-trust laws, approval of the Blue
Cross Blue Shield Association and other customary closing conditions. The merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code and will be accounted for under the purchase method of accounting.

     Concurrently with the execution of the merger agreement, The Missouri Foundation For Health, RightCHOICE's largest stockholder owning approximately 57% of the outstanding shares of RightCHOICE stock, and WellPoint entered into a voting and lockup agreement. Under the voting and lockup agreement, the Foundation agreed among other things to vote all of its shares of RightCHOICE stock in favor of the merger unless the merger agreement is terminated or is amended in any manner materially adverse to the Foundation without its consent or unless, at the time of the RightCHOICE stockholders' meeting to vote on the merger, any event has occurred that has had or would reasonably be expected to have a material adverse effect on WellPoint.

     In conjunction with the execution of the voting and lockup agreement, RightCHOICE and the Foundation entered into an agreement under which RightCHOICE will consult with the Foundation prior to RightCHOICE's exercise of various termination rights or the waiver of various conditions under the merger agreement.

     A copy of the merger agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the voting and lockup agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the agreement between RightCHOICE and the Foundation is filed as Exhibit 99.2 hereto and is incorporated herein by reference. A copy of the joint press release announcing the execution of the merger agreement is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits

     2.1  Agreement  and Plan of Merger, dated as of October  17,
          2001,   among  WellPoint  Health  Networks  Inc.,   RWP
          Acquisition Corp. and RightCHOICE Managed Care, Inc.

     99.1 Voting  and  Lockup Agreement, dated as of October  17,
          2001, by and between WellPoint Health Networks Inc. and
          The Missouri Foundation For Health.

     99.2 Agreement, dated as of October 17, 2001, by and between
          RightCHOICE   Managed  Care,  Inc.  and  The   Missouri
          Foundation For Health.

     99.3 Joint  Press Release of RightCHOICE Managed Care,  Inc.
          and  WellPoint Health Networks Inc., dated October  18,
          2001.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated:  October 23, 2001.

                              RIGHTCHOICE MANAGED CARE, INC.


                              By:  /s/ Sandra A. Van Trease
                                   Sandra A. Van Trease
                                   President  and  Chief  Operating Officer


                          EXHIBIT INDEX


Exhibit No.    Description

2.1            Agreement  and  Plan  of  Merger,  dated   as   of
               October  17, 2001, among WellPoint Health Networks
               Inc.,   RWP   Acquisition  Corp.  and  RightCHOICE
               Managed Care, Inc.

99.1           Voting  and Lockup Agreement, dated as of  October
               17, 2001, by and between WellPoint Health Networks
               Inc. and The Missouri Foundation For Health.

99.2 Agreement, dated as of October 17, 2001, by and between RightCHOICE Managed Care, Inc. and The
               Missouri Foundation For Health.

99.3           Joint  Press Release of RightCHOICE Managed  Care,
               Inc.  and  WellPoint Health Networks  Inc.,  dated
               October 18, 2001.